Exhibit 10.49=
December 3, 2020

From:    Cordoba Minerals Corp.

To:    Robert Friedland

Re: Strategic Advisory Services Agreement Dear Mr. Friedland:
Cordoba Minerals Corp. (the "Company") wishes to retain Mr. Robert Friedland (the “Advisor”) to act as a strategic advisor to the board of directors (the “Board”) advising the Board on such matters as may be requested from time to time by the Chairman of the Board, including fund-raising and mergers & acquisitions, (the “Advisory Services”) until this letter agreement is terminated by either the Advisor or the Company, all in accordance with the terms set forth below.
As initial consideration for providing Advisory Services, the Company agrees to provide an initial grant of 1,925,000 stock options and 1,925,000 restricted share units in the Company, pursuant to the current stock option and long term incentive plans of the Company on terms to be agreed to between the Advisor and the Board.
The Company may provide further compensation to the Advisor for further Advisory Services as determined by the Board.
The parties acknowledge that the Advisor's relationship with the Company shall be that of an independent contractor and not that of an employee or agent. The Advisor shall be solely responsible for remitting such amounts as may be required by law to the applicable governmental agencies of Canada and outside of Canada, as applicable, including the Canada Revenue Agency.
In consideration for providing the Advisory Services, the Company agrees to indemnify and hold the Advisor harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) (each a “Claim”), and the reasonable fees and expenses of his counsel that may be incurred in advising with respect to and/or defending any Claim that may be made against the Advisor, to which the Advisor may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered by the Advisor hereunder or otherwise in connection with the matters referred to herein, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that: (a) the Advisor has been grossly negligent or dishonest or has committed any fraudulent act or wilful misconduct in the course of such performance; and (b) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the circumstances referred to in (a). The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Advisor by any person or any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Company and/or the Advisor and the Advisor shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Advisor, the Advisor shall have the right to employ his own counsel in connection therewith, and the reasonable fees and expenses of the Advisor for time spent in connection therewith, shall be paid by the Company as they occur provided that (a) the employment of such counsel has been authorized in writing by the Company; (b) the Company has not assumed the defence of the action within a reasonable period of time after receiving notice of the Claim; (c) the named parties to any such claim included the Company, and the Advisor shall have been advised by his counsel that there may be a conflict of interest between them and the Company; or
(d) there are one or more defences available to the Advisor which are different from or in addition to those available to the Company, as the case may be. The Company shall be entitled (but not required) to assume the defence on behalf of the Advisor of any Claim for which indemnification is sought hereunder; provided that the defence shall be through legal counsel selected by the Company and acceptable to the Advisor, acting reasonable.

This letter agreement shall be governed by and construed in accordance with the laws of the province of British Columbia. If any provision hereof is held unenforceable by a court of competent jurisdiction, that provision shall be severed and shall not affect the validity or enforceability of the remaining provisions.

The parties agree that the provisions herein relating to the payment of fees, confidentiality and indemnification shall survive the cancellation, expiration or termination of this letter agreement by either party for any reason.
This letter agreement may be executed in one or more counterparts and delivered by facsimile or similar method of electronic transmission, each of which when so executed will constitute an original and all of which together will constitute one and the same agreement.
If the foregoing meets with your approval, please execute this letter agreement. Best regards,

CORDOBA MINERALS CORP.

/s/ Eric Finlayson
By: Authorized Signatory

IN WITNESS WHEREOF, this letter agreement is executed as of the date set forth above.

I, Mr. Robert Friedland, the Advisor stated herein, have read the above letter agreement, understand and agree with its terms, and have received a copy.

/s/ Robert Friedland
Name: Robert Friedland